OrthoPediatrics Corp. Reports First Quarter 2022 Financial Results and Increases 2022 Revenue Guidance

First Quarter 2022 Revenue Increased 9% Year-over-Year

WARSAW, Ind., May 4, 2022 -- OrthoPediatrics Corp. (“OrthoPediatrics” or the “Company”) (Nasdaq: KIDS), a company focused exclusively on advancing the field of pediatric orthopedics, announced today its financial results for the first quarter ended March 31, 2022.

First Quarter 2022 and Business Highlights
•Helped over 9,300 children in the first quarter 2022, bringing total to more than 243,000 since the inception of OrthoPediatrics
•Generated total revenue of $23.4 million for first quarter 2022, up 9% from $21.5 million in first quarter 2021; domestic revenue increased 8% and international revenue increased 13% in the quarter
•Grew worldwide Trauma & Deformity revenue 13%, worldwide Scoliosis revenue 1%; Sports Medicine/Other revenue decreased 4% in the first quarter 2022 compared to the first quarter 2021
•Announced acquisition of MD Orthopaedics, a pediatric specialty bracing company focused exclusively on the treatment of children with clubfoot
•Increased full year 2022 revenue guidance to $122 million to $125 million from $118 million to $121 million, representing growth of 24% to 27% compared to prior year

David Bailey, President & CEO of OrthoPediatrics, commented, “I am extremely proud of our team and what they were able to accomplish to start the year strong despite the impact of Omicron in January and February. We announced a limited launch of our new PediFlex Advanced Interlocking Clamp, received an additional FDA clearance for Drive Rail, our external fixation system and also made significant progress on multiple R&D projects. Additionally, our recent acquisition of MD Orthopaedics opens up very large and attractive new market opportunities for us in non-surgical treatments and specialty bracing."

First Quarter 2022 Financial Results
Total revenue for the first quarter of 2022 was $23.4 million, a 9% increase compared to $21.5 million for the same period last year. U.S. revenue for the first quarter of 2022 was $18.2 million, an 8% increase compared to $16.8 million for the same period last year, representing 77.7% of total revenue. The increase in revenues in the first quarter of 2022 was driven primarily by non-elective trauma sales. International revenue for the first quarter of 2022 was $5.2 million, a 13% increase compared to $4.6 million for the same period last year, representing 22.3% of total revenue. Growth in the quarter was primarily driven by strong Agency sales.

Trauma and Deformity revenue for the first quarter of 2022 was $16.5 million, a 13% increase compared to $14.6 million for the same period last year. Segment growth was driven by the high rate of surgeon adoption of the PNP Femur, Cannulated Screws and SCFE systems. Scoliosis revenue was $6.0 million, a 1% increase compared to $6.0 million for the first quarter of 2021. Segment growth was driven primarily by the RESPONSE System and the onboarding of new users, partially offset by Omicron headwinds early in the quarter. Sports Medicine/other revenue for the first quarter of 2022 was $0.9 million, a 4% decrease compared to $1.0 million for the same period last year.

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Gross profit for the first quarter of 2022 was $18.6 million, a 14% increase compared to $16.3 million for the same period last year. Gross profit margin for the first quarter of 2022 increased to 79.3%, compared to 76.1% for the same period last year. The change in gross margin is primarily driven by sales through the converted international agencies, favorable purchase price variances, and fewer scoliosis set sales to our international stocking distributors.

Total operating expenses for the first quarter of 2022 were $25.0 million, a 12% increase compared to $22.3 million for the same period last year.

Sales and marketing expenses increased $0.8 million, or 9%, to $9.8 million dollars in the first quarter of 2022. The increase was driven primarily by increased sales commission expenses.

General and administrative expenses increased $1.1 million, or 9%, to $13.2 million in the first quarter of 2022. The increase was driven primarily by the addition of personnel and resources to support the continued expansion of our business and an increase in legal and other professional service expense.

Other expenses were $3.0 million for the first quarter of 2022, compared to $4.7 million for the same period last year. The decrease in Other expense was due primarily to the fair value adjustment of contingent consideration.

Net loss for the first quarter of 2022 was ($9.1) million, compared to ($10.4) million for the same period last year. Net loss per share for the period was ($0.47) per basic and diluted share, compared to ($0.54) per basic and diluted share for the same period last year.

Adjusted EBITDA for the first quarter of 2022 was a loss of $1.6 million as compared to a loss of $1.4 million for the first quarter of 2021.

As of March 31, 2022, cash, cash equivalents, short-term investments and restricted cash were $46.4 million compared to $54.9 million as of December 31, 2021. The Company had no outstanding line of credit obligations.

Full Year 2022 Financial Guidance
For full year 2022, the Company now expects its full year revenue to be in the range of $122 million to $125 million, representing growth of 24% to 27% over 2021 revenue. The Company also reiterates annual set deployment of $24 million to $26 million, and expects to generate several million dollars of adjusted EBITDA for full year 2022.

Conference Call
OrthoPediatrics will host a conference call on Thursday, May 5, 2022, at 8:00 a.m. ET to discuss the results. The dial-in numbers are (866) 374-5140 for domestic callers and (404) 400-0571 for international callers. The conference pin number is: 57067697#. A live webcast of the conference call will be available online from the investor relations page of the OrthoPediatrics’ corporate website at www.orthopediatrics.com.

A replay of the webcast will remain available on OrthoPediatrics’ website, www.orthopediatrics.com, until the Company releases its second quarter 2022 financial results.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others: the risks related to COVID-19, the impact such pandemic may have on the demand for our products, and our ability to respond to the related challenges; and the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the SEC on March 3, 2022, as updated and supplemented by our other SEC reports filed from time to time. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

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Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures such as adjusted diluted earnings (loss) per share and Adjusted EBITDA, which differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted earnings (loss) per share in this press release represents diluted earnings (loss) per share on a GAAP basis, plus the accreted interest attributable to acquisition installment payables, the fair value adjustment of contingent consideration, acquisition related costs, non-recurring professional fees, accrued legal settlement costs and minimum purchase commitment costs. The fair value adjustment of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions and the non-recurring professional fees are related to our response to a previously disclosed SEC review. We believe that providing the non-GAAP diluted earnings (loss) per share excluding these expenses, as well as the GAAP measures, assists our investors because such expenses are not reflective of our ongoing operating results. Adjusted EBITDA in this release represents net loss, plus interest expense, net plus other expense, provision for income taxes (benefit), depreciation and amortization, stock-based compensation expense, fair value adjustment of contingent consideration, acquisition related costs, nonrecurring professional fees, accrued legal settlements costs, and the cost of minimum purchase commitments. The Company believes the non-GAAP measures provided in this earnings release enable it to further and more consistently analyze the period-to-period financial performance of its core business operating performance. Management uses these metrics as a measure of the Company’s operating performance and for planning purposes, including financial projections. The Company believes these measures are useful to investors as supplemental information because they are frequently used by analysts, investors and other interested parties to evaluate companies in its industry. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, the measure is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as debt service requirements, capital expenditures and other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and other potential cash requirements. In evaluating these non-GAAP measures, you should be aware that in the future the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP diluted earnings (loss) per share or Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using these adjusted measures on a supplemental basis. The Company’s definition of these measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. The schedules below contain reconciliations of reported GAAP diluted earnings (loss) per share to non-GAAP diluted earnings (loss) and net loss to non-GAAP Adjusted EBITDA.

About OrthoPediatrics Corp.
Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on advancing the field of pediatric orthopedics. As such it has developed the most comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets 37 surgical systems that serve three of the largest categories within the pediatric orthopedic market. This product offering spans trauma and deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and 45 countries outside the United States. For more information, please visit www.orthopediatrics.com.

Investor Contact
Gilmartin Group
Matt Bacso, CFA
Matt.bacso@gilmartinir.com

2850 Frontier Drive Warsaw, Indiana 46582 www.orthopediatrics.com					TOLL-FREE PHONE FAX	877.268.6339 574.268.6379 574.269.3692

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands, Except Share Data)

	March 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$17,957	$7,641
Restricted cash	1,363	1,365
Short term investments	27,068	45,902
Accounts receivable - trade, less allowance for doubtful accounts of $357 and $347, respectively	17,911	17,942
Inventories, net	64,077	57,569
Prepaid expenses and other current assets	3,048	3,229
Total current assets	131,424	133,648

Property and equipment, net	31,068	28,515

Other assets:
Amortizable intangible assets, net	53,476	55,494
Goodwill	70,987	72,349
Other intangible assets	14,040	14,268
Total other assets	138,503	142,111

Total assets	$300,995	$304,274

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	14,578	9,325
Accrued compensation and benefits	4,433	5,351
Current portion of long-term debt with affiliate	139	137
Current portion of acquisition installment payable	12,934	12,862
Other current liabilities	2,249	2,040
Total current liabilities	34,333	29,715

Long-term liabilities:
Long-term debt with affiliate, net of current portion	872	907
Acquisition installment payment, net of current portion	14,690	14,309
Contingent consideration	31,480	28,910
Deferred income taxes	4,335	4,771
Other long-term liabilities	241	293
Total long-term liabilities	51,618	49,190

Total liabilities	85,951	78,905

Stockholders' equity:
Common stock, $0.00025 par value; 50,000,000 shares authorized; 19,821,298 shares and 19,677,214 shares issued as of March 31, 2022 (unaudited) and December 31, 2021, respectively	5	5
Additional paid-in capital	396,425	394,899
Accumulated deficit	(187,126)	(178,026)
Accumulated other comprehensive income	5,740	8,491
Total stockholders' equity	215,044	225,369

Total liabilities and stockholders' equity	$300,995	$304,274

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2022	2021
Net revenue	$23,417	$21,462
Cost of revenue	4,851	5,137
Gross profit	18,566	16,325

Operating expenses:
Sales and marketing	9,758	8,949
General and administrative	13,167	12,041
Research and development	2,027	1,308
Total operating expenses	24,952	22,298

Operating loss	(6,386)	(5,973)

Other expenses:
Interest expense, net	566	728
Fair value adjustment of contingent consideration	2,570	4,150
Other income	(105)	(160)
Total other expenses	3,031	4,718

Loss before income taxes	$(9,417)	$(10,691)
Provision for income taxes (benefit)	(317)	(312)
Net loss	$(9,100)	$(10,379)
Weighted average common shares - basic and diluted	19,366,911	19,200,231
Net loss per share – basic and diluted	$(0.47)	$(0.54)

2850 Frontier Drive Warsaw, Indiana 46582 www.orthopediatrics.com					TOLL-FREE PHONE FAX	877.268.6339 574.268.6379 574.269.3692

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)(In Thousands)

	Three Months Ended March 31,
	2022	2021
OPERATING ACTIVITIES
Net loss	$(9,100)	$(10,379)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,961	2,539
Stock-based compensation	1,526	1,316
Fair value adjustment of contingent consideration	2,570	4,150
Acquisition installment payable	453	644
Deferred income taxes	(317)	(312)
Changes in certain current assets and liabilities:
Accounts receivable - trade	2	653
Inventories	(6,750)	(2,508)
Prepaid expenses and other current assets	112	708
Accounts payable - trade	5,258	2,058
Accrued legal settlements	—	(1,092)
Accrued expenses and other liabilities	(690)	446
Other	(222)	(138)
Net cash used in operating activities	(4,197)	(1,915)

INVESTING ACTIVITIES
Sale of short-term marketable securities	18,500	—
Purchases of licenses	—	(2,858)
Purchases of property and equipment	(4,197)	(2,749)
Net cash provided by (used in) investing activities	14,303	(5,607)

FINANCING ACTIVITIES
Proceeds from exercise of stock options	—	62
Payments on mortgage notes	(33)	(32)
Net cash (used in) provided by financing activities	(33)	30

Effect of exchange rate changes on cash	241	155

NET (DECREASE) INCREASE IN CASH	10,314	(7,337)

Cash and restricted cash, beginning of period	$9,006	$30,132
Cash and restricted cash, end of period	$19,320	$22,795

SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$13	$15
Transfer of instruments from property and equipment to inventory	$(54)	$57

2850 Frontier Drive Warsaw, Indiana 46582 www.orthopediatrics.com					TOLL-FREE PHONE FAX	877.268.6339 574.268.6379 574.269.3692

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ORTHOPEDIATRICS CORP.
NET REVENUE BY GEOGRAPHY AND PRODUCT CATEGORY
(Unaudited)
(In Thousands)

	Three Months Ended March 31,
Product sales by geographic location:	2022	2021
U.S.	$18,188	$16,839
International	5,229	4,623
Total	$23,417	$21,462

	Three Months Ended March 31,
Product sales by category:	2022	2021
Trauma and deformity	$16,516	$14,552
Scoliosis	5,983	5,951
Sports medicine/other	918	959
Total	$23,417	$21,462

ORTHOPEDIATRICS CORP.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(Unaudited)
(In Thousands)

	Three Months Ended March 31,
	2022	2021
Net loss	$(9,100)	$(10,379)
Interest expense, net	566	728
Other income	(105)	(160)
Provision for income taxes (benefit)	(317)	(312)
Depreciation and amortization	2,961	2,539
Stock-based compensation	1,526	1,316
Fair value adjustment of contingent consideration	2,570	4,150
Acquisition related costs	204	—
Nonrecurring professional fees	—	600
Accrued legal settlements costs	—	150
Minimum purchase commitment cost	101	—
Adjusted EBITDA	$(1,594)	$(1,368)

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ORTHOPEDIATRICS CORP.
RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE TO NON-GAAP ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Earnings (loss) per share, diluted (GAAP)	$(0.47)	$(0.54)
Accretion of interest attributable to acquisition installment payable	0.02	0.03
Fair value adjustment of contingent consideration	0.13	0.22
Acquisition related costs	0.01	—
Nonrecurring professional fees	—	0.03
Accrued legal settlements costs	—	0.01
Minimum purchase commitment cost	0.01	—
Earnings (loss) per share, diluted (non-GAAP)	$(0.30)	$(0.25)

2850 Frontier Drive Warsaw, Indiana 46582 www.orthopediatrics.com					TOLL-FREE PHONE FAX	877.268.6339 574.268.6379 574.269.3692

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